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                                                                      EXHIBIT 21

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                            AS OF SEPTEMBER 30, 1997


Vertex Communications Foreign Sales Corporation
100% - Owned Subsidiary
Incorporated in the United States Virgin Islands



Gamma-f Corp.
100% - Owned Subsidiary
Incorporated in the State of Nevada



Vertex Antennentechnik GmbH
100% - Owned Subsidiary
Incorporated in the Federal Republic of Germany



Vertex International, Ltd.
100% - Owned Subsidiary
Incorporated in England



Maxtech, Inc.
100% - Owned Subsidiary
Incorporated in the State of Pennsylvania



TIW Systems, Inc.
100% - Owned Subsidiary
Incorporated in the State of Nevada